UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2019

1895 Bancorp of Wisconsin, Inc.
(Exact Name of Registrant as Specified in Charter)

Federal	001-38778	83-3078306
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

7001 West Edgerton Avenue, Greenfield, Wisconsin		53220
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (414) 421-8200

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCOW	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 26, 2019, 1895 Bancorp of Wisconsin, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that on December 19, 2019, the Boards of Directors of the Company and its wholly-owned subsidiary, PyraMax Bank, FSB (the “Bank”), extended the terms of certain employment agreements with executives of the Company and the Bank. This Form 8-K/A amends the Original Form 8-K to include one executive that was inadvertently omitted from the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2019, the Boards of Directors of 1895 Bancorp of Wisconsin, Inc. and its wholly-owned subsidiary, PyraMax Bank, FSB, extended the terms of the Employment Agreements with each of Richard B. Hurd, President and Chief Executive Officer, Charles Mauer, Senior Vice President and Chief Credit Officer, Richard Krier, Senior Vice President and Chief Financial Officer, and Monica Baker, Senior Vice President and Chief Brand Officer, such that the terms of the Employment Agreements will expire on January 8, 2023 (with respect to Mr. Hurd) and July 8, 2021 (with respect to Mr. Mauer, Mr. Krier and Ms. Baker).  There were no other changes to the Employment Agreements.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

1895 BANCORP OF WISCONSIN, INC.

DATE: January 3, 2020	By:	/s/ Richard B. Hurd
Richard B. Hurd
President and Chief Executive Officer